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                                                                   EXHIBIT 10.51

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


        THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is entered into this 1st day of February, 1998, by and between Ticketmaster Corporation, an Illinois corporation ("Ticketmaster") and Marc Bension, an individual ("Executive"), with reference to the following facts:

        WHEREAS, Ticketmaster and Executive entered into that certain Employment Agreement dated as of February 1, 1994, as amended by that certain Amendment to Employment Agreement dated as of January 31, 1996 (collectively, the "Employment Agreement").

        WHEREAS, Ticketmaster and Executive hereby desire to amend the Employment Agreement in the manner set forth herein.

        NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereby agree as follows:

        1. DEFINED TERM(S). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

        2. EXTENSION OF THE TERM. The term of the Employment Agreement is hereby extended for a period of three (3) additional years, commencing on February 1, 1999 and ending on January 31, 2002 (the "Extension Period"), subject to early termination as provided in the Employment Agreement.

        3. BASE SALARY AMOUNT DURING EXTENSION PERIOD. The Base Salary Amount during each Contract Year of the Extension Period shall be $525,000, $525,000 and $550,000 per annum, respectively.

        4. MODIFICATION OF TERMS.

        (a) Section 4 of the Employment Agreement is hereby deleted in its entirety and replaced with the following provision:

        "4. POSITION AND DUTIES. Executive shall serve as the Executive Vice President of the Company and President and CEO of its subsidiary joint venture, Pacer/Cats/CCS. Subject to the authority of the Board of Directors and the Chief Executive Officer of the Company, the Executive shall have such powers and duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer of the Company. Executive agrees to serve without further compensation, if elected or appointed thereto, as an officer or a director of any of the Company's subsidiaries and affiliates. During Executive's employment by the Company, he will be entitled to indemnification as an officer of the Company (and, if so elected, as an officer or director of any of the Company's subsidiaries or affiliates) in the manner provided by the Illinois Business Corporation Act of 1983, as amended, and the Company's Articles of Incorporation and By-Laws, as amended."

        5. CONTINUED EFFECTIVENESS OF AGREEMENT. Except as expressly set forth herein, the Employment Agreement shall continue in full force and effect in accordance with the terms and provisions thereof.


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        IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.


TICKETMASTER CORPORATION,
an Illinois corporation

By:
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                                                 Marc Bension, an individual
Title:
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